UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

 Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 24, 2012

Commission file number 0-10035

LESCARDEN INC.
(Exact name of small business issuer as specified in its charter)

New York	13-2538207
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

420 Lexington Avenue, New York, NY 10170
(Address of principle executive offices)    (Zip Code)

Issuer's telephone number (212) 687-1050

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES.

As used in this Current Report, the term the “Company” refers to Lescarden Inc.

Effective August 10, 2012, the Company entered into a stock purchase agreement (the “Stock Purchase Agreement”) with Charles T. Maxwell (“Maxwell”), its chairman of the board, to provide working capital for inventory purchases through an unregistered issuance of common stock.  Effective as of August 8, 2012 the board of directors approved the Stock Purchase Agreement and adopted a resolution to set the purchase price at an amount equal to the average closing market price of the Company’s common stock during the three weeks preceding the closing date for the sale and issuance of the common stock.

Because there was no public offering, the issuance of common stock pursuant to the Stock Purchase Agreement was undertaken by the Company in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

Pursuant to the Stock Purchase Agreement, the Company will issue a number of shares of common stock to the majority shareholder and Chairman of the Board equal $200,000 divided by average closing market price of the Company’s common stock during the three weeks preceding the date of the closing, or $0.023133 per share.  Upon issuance, Maxwell will receive 8,645,533 shares of common stock resulting in a beneficial ownership of 30,512,378 shares, or 62.63%.

The following sets forth the information required by Item 701 of Regulation S-K with respect to the unregistered sale of equity securities the Company completed on September 24, 2012:

●
Effective August 10, 2012, the Company entered into a Stock Purchase Agreement with Maxwell pursuant to which Maxwell agreed to purchase, and the Company agreed to sell and issue 8,645,533 shares of common stock, $.001 par value for an aggregate purchase price of $200,000.  The shares issued pursuant to the Stock Purchase Agreement were issued exclusively to one person who qualified as an "accredited investor" within the meaning of Rule 501(a) of Regulation D under the Securities Act of 1933 as amended (the "Securities Act").  The shares issued are “restricted securities” under the Securities Act.

●
The Company paid no fees or commissions in connection with the issuance of the Shares.The sale of the Securities was undertaken without registration under the Securities Act in reliance upon an exemption from the registration requirements of the Securities Act set forth in Section 4(2) there under.  The investor qualified as an "accredited investor" within the meaning of Rule 501(a) of Regulation D.  The Company did not engage in any public advertising or general solicitation in connection with this transaction, and the investor was provided with disclosure of all aspects of the Company’s business, including reports filed with the Securities and Exchange Commission and other financial, business and corporate information.

●	The proceeds from the issuance of stock are to be used for the purchase of inventory.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this current report.

Exhibit No.	Description
10.1	Stock Purchase Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LESCARDEN, INC.
(Registrant)

Date: September 26, 2012	By:	/s/ William Luther
William Luther
Chief Executive and Chief Financial Officer